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                                                                    EXHIBIT 99.1

                QUEPASA.COM, INC. ANNOUNCES CHANGE IN RECORD DATE
                         FOR ANNUAL SHAREHOLDER MEETING

PHOENIX--January 14, 2002-- quepasa.com, inc. (Pink Sheets: PASA) today announced that it has changed the record date for shareholders entitled to vote at it's annual shareholder meeting. Holders of record at the close of business on January 7, 2002 are entitled to vote at the annual meeting to be held February 28, 2002 at 10:00 a.m. (Nevada time) at Glen Eagles, 3700 North Carson Street, Carson City, Nevada. quepasa previously announced a record date of January 28, 2002. At the meeting, shareholders will elect directors and vote on the previously announced merger with Great Western Land and Recreation, Inc.

The statements in this press release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially. Factors that could cause or contribute to such differences include, but are not limited to, those set forth in quepasa.com's documents filed with the Securities and Exchange Commission.

Contact information: quepasa.com, Inc. Rob Taylor (480) 949-3749